RESTATED CERTIFICATE OF INCORPORATION

OF

TAYLOR DEVICES, INC.

Under §807 of the Business Corporation Law

The undersigned, Paul S. Taylor and Edward A. Ebert, being the President and Secretary of TAYLOR DEVICES, INC., hereby certify:

1.The name of the Corporation is TAYLOR DEVICES, INC.

2.The Certificate of Incorporation was filed by the New York Department of State on July 22, 1955.

3.The Certificate of Incorporation as now in full force and effect is hereby amended to effect the following amendments as authorized by §801 of the Business Corporation Law:

(a)To increase the number of common shares to 8,000,000 shares of the par value of $.025 each;

(b)  To create a new class of 2,000,000 preferred shares in series of the par value of $.05 each;

(ii)To fix the designation of all classes of stock and permit the Board of Directors of the Company to establish the relative rights, privileges and limitations of the preferred shares in series;

(c)To eliminate present Articles “SIXTH”, “SEVENTH”, “EIGHTH”, “NINTH”, and “TENTH” in the Certificate of Incorporation relating to incorporators, original subscribers for shares, first directors, and provisions no longer required to be stated under the Business Corporation Law.

B.In order to effect the preceding amendments, paragraph “THIRD” of the Certificate of Incorporation is to read as follows:

“THIRD: (a) The aggregate number of shares which the Corporation shall have authority to issue is 10,000,000 shares consisting of 8,000,000 common shares of the par value of $.025 each and 2,000,000 preferred shares of the par value of $.05 each, which shares of preferred stock shall be issuable in one or more series.

(b)The preferred shares may be issued in series and each series shall be so designated as to distinguish the shares thereof from the shares of all other series. All preferred shares shall be identical except as to the relative rights, preferences and limitations which are to be fixed as follows:

I.  Subject to any limitation prescribed by law, the number of shares in each series of preferred shares and the designation and relative rights, preferences and limitations of each series shall be fixed by the Board of Directors of the Corporation, provided that before any shares of a series of preferred shares are issued, a certificate of amendment to the certificate of incorporation shall be filed as required by the Business Corporation Law. The Board of Directors is specifically empowered to determine with respect to each series of preferred shares:

A.  The dividend rights of such shares, including whether the dividends to which such shares are entitled shall be cumulative or non-cumulative and whether dividends on such shares shall have any preference over dividends payable on any other class or classes of stock;

B.  Whether such shares shall be convertible into shares of common stock or, to the extent permitted by law, into shares of another series of preferred shares and, if so, upon what terms and conditions;

C.  Whether such shares shall have voting rights in addition to those provided by law and, if so, to what extent and upon what terms and conditions;

D.  Whether such shares shall be subject to redemption by the Corporation and, if so upon what terms and conditions;

E.  Whether, if such shares are to be redeemable, a sinking fund or other fund shall be established for the purpose of redemption thereof and, if so, upon what terms and conditions; and

F.  The rights of said shares in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, including whether such shares shall have a preferential claim against the assets of the Corporation and, if so, to what extent.

II. Except as otherwise provided by law or by the action of the Board of Directors in granting voting rights to any series of preferred shares, the entire voting power for the election of directors and for all other purposes shall be vested exclusively in the shares of common stock. Each share of common stock shall have one vote upon all matters.”

4.The Certificate of Incorporation is hereby restated to set forth its entire text as amended, to wit:

RESTATED CERTIFICATE

OF

INCORPORATION

OF

TAYLOR DEVICES, INC.

FIRST:The name of the Corporation is TAYLOR DEVICES, INC.

SECOND:The purposes for which it is to be formed are:

To manufacture, buy, sell, import, export, and generally deal in compressible material devices of all kinds, descriptions, and sizes and for any and every use or purpose, made from steel or any other metal or substance; to manufacture, buy, sell, import and export and generally deal in steel and other metals or substances from which compressible material devices may be made.

To acquire by purchase, lease or otherwise; to maintain, to operate and to dispose of all buildings and other real property, transportation equipment and other facilities and conveniences suitable for use in and about the prosecution of its business and the marketing of its products.

To manufacture, purchase, or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of; to invest, trade, deal in and deal with, goods wares and merchandise and real and personal property of every class and description.

To acquire, and pay for in cash, stocks or bonds of this Corporation or otherwise, the goodwill, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation engaged in the same or similar business.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and tradenames, relating to or useful in connection with any business of this Corporation.

To purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of this State or any other state, country, nation or government and, while the owner thereof, to exercise all the rights, powers and privileges of ownership.

To issue bonds, debentures or obligations of this Corporation from time to time for any of the objects of purposes of the Corporation, and to secure the same by mortgage, pledge, deed of trust, or otherwise.

To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law; and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

To have one or more offices to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own mortgage, sell, convey or otherwise dispose of real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

In general, to carry on any other similar business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of New York upon corporations formed under the act hereinbefore referred to, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this Corporation.

THIRD:(a) The aggregate number of shares which the Corporation shall have authority to issue is l0,000,000 shares consisting of 8,000,000 common shares of the par value of $.025 each and 2,000,000 preferred shares of the par value of $.05 each, which shares of preferred stock shall be issuable in one or more series.

(b) The preferred shares may be issued in series and each series shall be so designated as to distinguish the shares thereof from the shares thereof from the shares of all other series. All preferred shares shall be identical except as to the relative rights, preferences and limitations which are to be fixed as follows:

I. Subject to any limitation prescribed by law, the number of shares in each series of preferences and limitations of each series shall be fixed by the Board of Directors of the Corporation, provided that before any shares of a series of preferred shares are issued, a certificate of amendment to the certificate of incorporation shall be filed as required by the Business Corporation Law. The Board of Directors is specifically empowered to determine with respect to each series of preferred shares:

A.  The dividend rights of such shares, including whether the dividends to which such shares are entitled shall be cumulative or non-cumulative and whether dividends on such shares shall have any preference over dividend payable on any other class or classes of stock;

B.  Whether such shares shall be convertible into shares of common stock or, to the extent permitted by law, into shares of another series of preferred shares and, if so, upon what terms and conditions;

C.  Whether such shares shall have voting rights in addition to those provided by law and, if so, to what extent and upon what terms and conditions;

D.  Whether such shares shall be subject to redemption by the Corporation and, if so upon what terms and conditions;

E. Whether, if such shares are to be redeemable, a sinking fund or other fund shall be established for the purpose of redemption thereof and, if so, upon what terms and conditions; and

F. The rights of said shares in the event of the voluntary or involuntary liquidation, dissolution or winding of the Corporation, including whether such shares shall have a preferential claim against the assets of the Corporation and, if so, to what extent.

II. Except as otherwise provided by law or the action of the Board of Directors in granting voting rights to any series of preferred shares, the entire voting power for the election of directors and for all other purposes shall be vested exclusively in the shares of common stock. Each share of common stock shall have one vote upon all matters.

FOURTH: No preemptive right to subscribe for shares or other securities of the Corporation shall exist with respect to any shares of any class of stock of the Corporation.

FIFTH: The office of the Corporation shall be located at 200 Michigan Avenue, North Tonawanda, New York, County of Niagara, State of New York.

The Secretary of State is designated as the agent of the corporation upon which process in any action or proceeding against the Corporation may be served. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him is: c/o Moot & Sprague, 2300 Main Place, Buffalo, New York 14202.

5. The amendments to the Certificate of Incorporation and restatement thereof were authorized by holders of at least a majority of all outstanding shares entitled to vote thereon at the annual meeting of shareholders duly called and held on November 12, 1982.

IN WITNESS WHEREOF, the undersigned have executed this Restated Certificate of Incorporation and affirm the truth of the statements therein set forth under penalty of perjury this third day of December, 1982.

TAYLOR DEVICES, INC.

By /s/ Paul A. Taylor

Paul A. Taylor, President

By /s/ Edward A. Ebert

Edward A. Ebert, Secretary

CERTIFICATE OF CHANGE

OF

TAYLOR DEVICES, INC.

Under Section 805-A of the Business Corporation Law.

We, the undersigned, President and Secretary, respectively, of TAYLOR DEVICES, INC. (the “Corporation”) hereby certify:

1.The name of the Corporation is TAYLOR DEVICES, INC.

2.The Certificate of Incorporation of the Corporation was filed by the Department of State on July 22, 1955, with a Restated Certificate of Incorporation of Taylor Devices, Inc. filed with the Department of State on December 7, 1982.

3.The Certificate of Incorporation is hereby changed to change the address of the Corporation and to change the post office address to which the Secretary of State shall mail a copy of process against the Corporation served upon him.

4.To effect the changes referenced in Paragraph 3 of this Certificate, paragraph “Fifth” of the Corporation’s Certificate of Incorporation is hereby changed to read as follows:

FIFTH:The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process in any action or proceeding against the Corporation which may be served upon him is:

c/o Hiscock & Barclay

50 Fountain Plaza

Buffalo, New York 14202

5. The foregoing Certificate of Change was authorized pursuant to Section 708 of Business Corporation Law by an action of the Board of Directors of the Corporation without a meeting dated as of September 29, 1992.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Change to the Certificate of Incorporation and they affirm the truth of the statements herein set forth under penalties of perjury this sixth day of October, 1992.

/s/ Douglas P. Taylor

Douglas P. Taylor, President

/s/ Joseph P. Gastel

Joseph P. Gastel, Secretary

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

TAYLOR DEVICES, INC.

Under Section 805 of the Business Corporation Law.

We, the undersigned President and Secretary, respectively of Taylor Devices, Inc. (the “Corporation”) hereby certify:

1.The name of the Corporation is Taylor Devices, Inc.

2.The Certificate of Incorporation of the Corporation was filed by the Department of State on July 22, 1955, with a Restated Certificate of Incorporation of Taylor Devices, Inc. filed with the Department of State on December 7, 1982.

3.The Certificate of Incorporation is hereby amended to add a new Paragraph “Sixth” eliminating or limiting the personal liability of Directors of the Corporation in accordance with Section 402(b) of the Business Corporation Law.

4.To effect the amendment referenced in paragraph 3 of this Certificate of Amendment, the Certificate of Incorporation is hereby amended to add a new Paragraph “Sixth” which shall read as follows:

SIXTH: No Director of the Corporation shall be personally liable to the Corporation or any of its shareholders for damages for any breach of duty as Director, except that this Paragraph shall not apply to the extent its effect is limited by law.  Any repeal or modification of this Paragraph shall not adversely affect any right or protection of a Director of the Corporation existing at any time prior to such repeal or modification.

The foregoing amendment to the Certificate of Incorporation was authorized by a unanimous vote of the Board of Directors followed by the vote of the holders of a majority of all outstanding common shares of the Corporation entitled to vote thereon at a meeting duly called and held November 16, 1992.

IN WITNESS WHEREOF, the undersigned have executed this Amendment to the                          Certificate of Incorporation and affirm the truth of the statement therein set forth under penalties of perjury this thirteenth day of November, 1992.

/s/ Douglas P. Taylor

Douglas P. Taylor, President

/s/ Joseph P. Gastel

Joseph P. Gastel, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TAYLOR DEVICES, INC.

under Section 805 of the Business Corporation Law

FIRST:The name of the corporation is TAYLOR DEVICES, INC. (the “Corporation”).

SECOND:The Certificate of Incorporation of the Corporation was filed by the Department of State on July 22, 1955.

THIRD:The Certificate of Incorporation is hereby amended by addition of a provision stating the number, designation, relative rights, preferences and limitations of Preferred Shares of a series of the par value $.05 each, as fixed by the Board of Directors before the issuance of such series, under authority contained in the Certificate of Incorporation.

Five thousand (5,000) authorized Preferred Shares of the par value of $.05 each, none of which has been issued, shall be issued in and as a series to be designated, “Series A Junior Participating Preferred Stock.” The term Preferred Shares, as used herein shall include all 2,000,000 of the Preferred Shares, $.05 par value, authorized by the Certificate of Incorporation of the Corporation, of which “Series A Junior Participating Preferred Stock” is the first series.

The designation, relative rights, preferences and limitations of all shares of Series A Junior Participating Preferred Stock, insofar as nor already fixed by the Certificate of Incorporation, shall, as fixed by the Corporation’s Board of Directors in the exercise of authority conferred by the Certificate of Incorporation, and as permitted by Section 302 of the Business Corporation Law, be, as follows:

Section 1.NUMBER AND DESIGNATION. There is hereby authorized for issuance as a series of the Corporation’s Preferred Shares, par value $.05 per share, five thousand (5,000) shares to be designated as “Series A Junior Participating Preferred Stock” (hereinafter, “Series A Preferred Stock”).

Section 2.DIVIDENDS, DISTRIBUTIONS.

(a)Subject to the prior and superior rights of the holders of shares of any other class of capital stock not by its terms ranking on a parity with, or junior to, the Series A Preferred Stock with respect to dividends, the holders of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, quarterly dividends payable in cash in an amount per whole share of Series A Preferred Stock equal to the greater of (1) 25% of the Purchase Price (the “Purchase Price”), as adjusted, per unit of one two-thousandths (1/2000) of a share of Series A Preferred Stock, as set forth in the Rights Agreement (the “Rights Agreement”) between the Corporation and Regan & Associates, Inc., as Rights Agent, dated as of October 5, 1998 (so that, for example, if the Purchase Price, as adjusted, were $5.00, the quarterly dividend amount per whole share of Series A Preferred Stock would be $1.25, which would equal a quarterly dividend of $0.000625 per unit of one two-thousandths (1/2000) of a share of Series A Preferred Stock), and (2) dividends payable in cash on the payment date for each cash dividend (if any) declared on the Corporation’s Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number then in effect times the cash dividends then to be paid on each outstanding share of Common Stock, payable on the date declared by the Board of Directors for the payment of quarterly dividends on each of the outstanding shares of Common Stock, but in no event later than the 15th day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date’), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a Share of Series A Preferred Stock. In addition, if the Corporation shall pay any dividend or make any distribution on its Common Stock payable in assets, securities or other forms of noncash validation (other than dividends or distributions payable solely in Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding share of Series A Preferred Stock, a dividend or distribution in like kind, of the Formula Number then in effect times such dividend or distribution on each of the shares of Common Stock. As used herein, the “Formula Number” shall be 2,000; provided, however, that if at any time after October 5, 1998, the Corporation shall (i) declare or pay any dividend on its Common Stock payable in Common Stock or make any distribution on its Common Stock payable in Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that if at any time after October 5, 1998, the Corporation shall issue any shares of its capital stock in a reclassification or change of the outstanding Common Stock (including any such reclassification or change in connection with a merger in which the Corporation is the surviving corporation), then in such event the Formula Number shall be appropriately adjusted to reflect such reclassification or change.

(b)The Board of Directors shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) above immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution payable solely is Common Stock). The Board of Directors may fix a record date for the determination of holders of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

(c)Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such Series A Preferred Stock; provided, however, that dividends on such shares which are originally issued after the record date for the determination of holders of Series A Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative front and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock which are originally issued prior to the record date for the first Quarterly Dividend Payment, shall be calculated as if cumulative from and after the date (if any) declared by the Board of Directors for the payment of the quarterly dividend on the outstanding Common Stock, but in no event later than the 15th day of March, June, September and December, as the case may be, next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

(d)So long as any shares of Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the shares of Series A Preferred Stock shall have been declared and paid or distributed.

(e)The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions, except as provided herein.

(f)Nothing in this Certificate of Incorporation shall require the Corporation to pay any dividend on Common Stock.

Section 3.VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(a)Each holder of a whole share of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect for each share of Series A Preferred Stock held of record on all matters on which holders of the Common Stock or shareholders generally are entitled to vote. Each holder of a fraction of a whole share of Series A Preferred Stock shall be entitled to a number of votes equal to the numerator of the fraction of a whole share so owned (so that, for example, if the Formula Number is 2000 and a person holds 5 units of one two-thousandths of a share, that person would be entitled to cast 5 votes).

(b)Except as otherwise provided herein or by applicable law, the holders of shares of Series A Preferred Stock and the holders of Common Stock and any other class or series of voting stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of shareholders of the Corporation.

(c)Except as provided herein, in Section 10 below or by applicable law, holders of shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and any other class or series of voting stock as set forth herein) for authorizing or taking any corporate action.

Section 4.CERTAIN RESTRICTIONS.

(a)Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock, as provided in Section 2 above, are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(1)declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(2)declare or pay dividends on or make any other distributions on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(3)redeem or purchase or otherwise acquire for consideration any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire any of such parity shares in exchange for any shares of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(4)purchase or otherwise acquire for consideration any Series A Preferred Stock, or any shares ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation, unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Corporation. whether voluntary or involuntary, no distribution shall be made (a) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) 50% of the Purchase Price, as adjusted, per unit of one two-thousandths of a share of Series A Preferred Stock set forth in the Rights Agreement (so that if, for example, the Purchase Price is $5.00, the liquidation amount would be $2.50 per unit), or (2) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

Section 6.CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which its Common Stock is exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series A Preferred Stock shall at the same rime be similarly exchanged or changed in an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other properly (payable in kind), as the case may be, into which or for which each of the shares of Common Stock is exchanged or changed.

Section 7.NO REDEMPTION; NO SINKING FUND.

(a)The shares of Series A Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series A Preferred

Stock; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer so any holder or holders of shares of Series A Preferred Stock.

(b)The Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

Section 8.FRACTIONAL SHARES. The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one two-thousandths (1/2000th) of a share or any integral multiple of such fraction. At the election of the Corporation prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, either (1) certificates may be issued to evidence any such authorized fraction of a share of Series A Preferred Stock, or (2) any such authorized fraction of a share of Series A Preferred Stock may be evidenced by depositary receipts pursuant to an appropriate agreement between the Corporation and a depositary selected by the Corporation provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of shares of Series A Preferred Stock.

Section 9.REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of the Certificate of Incorporation.

Section 10. AMENDMENT. None of the relative rights, preferences and limitations of the Series A Preferred Stock as provided in Sections 1 through 9 above and in this Section 10 or elsewhere in this Certificate of Incorporation shall be amended in any manner which would alter or change the relative rights, preferences and limitations of the holders of shares of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting as though such series were a separate class.

FOURTH: This Amendment to the Certificate of Incorporation of the Corporation was authorized by the Board of Directors of the Corporation at a meeting duly called and held.

IN WITNESS WHEREOF, this Amendment to the Certificate of Incorporation of the Corporation has been subscribed by the undersigned this fifth day of October, 1998.

/s/ Douglas P. Taylor

Douglas P. Taylor, President and

Chief Executive Officer

CERTIFICATE OF CHANGE

OF

TAYLOR DEVICES, INC.

Under §805-A of the Business Corporation Law

The undersigned, Sandra S. O’Loughlin, a member of the firm of Hiscock & Barclay, LLP, as agent for service of process (the “Agent”) for Taylor Devices, Inc., hereby certifies that:

1.The name of the Corporation is Taylor Devices, Inc. (the “Corporation”).

2.The Certificate of Incorporation for the Corporation was filed by the New York Department of State on July 22, 1955.

3.The provision to be effected by this Certificate of Change is, as follows:

Paragraph FIFTH shall be deleted in its entirety and the following shall be substituted in its place and stead:

The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom any process in any action or proceeding against it may be served. The post office address to which the Secretary of State shall mail a copy of process in any action or proceedings against the Corporation which may be served upon him as agent is:

Hiscock & Barclay, LLP

1100 M&T Center

Three Fountain Plaza

Buffalo, New York 14203-1486

4.(a)  A notice of the above change was mailed to the Corporation by the Agent not less than 30 days prior to the date of delivery of this Certificate of Change to the Department of State of the State of New York; and

(b) The undersigned Agent is the agent of the Corporation to whose address the Secretary of State is required to mail copies of process.

IN WITNESS WHEREOF, this Certificate of Change has been subscribed this first day of December, 2002, by the undersigned who affirms that the statements made herein are true penalties of perjury.

/s/ Sandra S. O’Loughlin

Sandra S. O’Loughlin, as Agent

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TAYLOR DEVICES, INC.

under Section 805 of the Business Corporation Law

FIRST:The name of the corporation is TAYLOR DEVICES, INC. (the “Corporation”).

SECOND:The Certificate of Incorporation of the Corporation was filed by the Department of State on July 22, 1955.

THIRD:None of the authorized shares of the preferred shares in series comprised of five thousand (5,000) shares of the par value of $.05, designated as “Series A Junior Participating Preferred Stock” created by Certificate of Amendment dated October 5th, 1998 and filed with the New York Department of State on October 9, 1998, are outstanding and none will be issued subject to the Certificate of Incorporation of the Corporation.

FOURTH: The Certificate of Incorporation is hereby amended, as follows:

     (A)     To eliminate and re-designate the entire Series A Junior Participating Preferred Stock in accordance with Section 502(e) of the Business Corporation Law; and

     (B)     To add a provision stating the number, designation, relative rights, preferences and limitations of a new series of preferred shares of a series of the par value $.05 each, as fixed by the Board of Directors before the issuance of such series, under authority contained in the Certificate of Incorporation, to wit:

Five thousand (5,000) authorized Preferred Shares of the par value of $.05 each, none of which has been issued, shall be issued as a series to be designated, “Series 2008 Junior Participating Preferred Stock.” “Preferred Shares,” as used herein, includes all 2,000,000 of the Preferred Shares, $.05 par value, issuable in one or more series, authorized by the Certificate of Incorporation of the Corporation. Upon the filing of this Certificate of Amendment, the “Series 2008

Junior Participating Preferred Stock” shall be the only series authorized to be issued. The designation, relative rights, preferences, and limitations of all shares of Series 2008 Junior Participating Preferred Stock, insofar as not already fixed by the Certificate of Incorporation, shall, as fixed by the Corporation’s Board of Directors in the exercise of authority conferred by the Certificate of Incorporation, and as permitted by Section 502 of the Business Corporation Law, be, as follows:

Section 1.NUMBER AND DESIGNATION. There is hereby authorized for issuance as a series of the Corporation’s Preferred Shares, par value $.05 per share, thousand (5,000) shares to be designated as “Series 2008 Junior Participating Preferred Stock” (hereinafter, the “Series 2008 Preferred Stock”).

Section 2.DIVIDENDS, DISTRIBUTIONS.

(a)Subject to the prior and superior rights of the holders of shares of any other class of capital stock not by its terms ranking on a parity with, or junior to, the Series 2008 Preferred Stock with respect to dividends, the holders of Series 2008 Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, quarterly dividends payable in cash in an amount per whole share of Series 2008 Preferred Stock equal to the greater of (1) 25% of the Purchase Price (the “Purchase Price”), as adjusted, per unit of one two-thousandths (1/2000) of a share of Series 2008 Preferred Stock, as set forth in the Rights Agreement (the “Rights Agreement”) between the Corporation and Regan & Associates, Inc., as Rights Agent, dated as of October 5, 2008 (so that, for example, if the Purchase Price, as adjusted, were $5.00, the quarterly dividend amount per whole share of Series 2008 Preferred Stock would be $1.25, which would equal a quarterly dividend of $0.000625 per unit of one two-thousandths (1/2000) of a share of Series 2008 Preferred Stock), and (2) dividends payable in cash on the payment date for each cash dividend (if any) declared on the Corporation’s Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number then in effect times the cash dividends then to be paid on each outstanding share of Common Stock, payable on the date declared by the Board of Directors for the payment of quarterly dividends on each of the outstanding shares of Common Stock. The Board of Directors shall declare a dividend on the Series 2008 Preferred Stock no later than the

15th day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series 2008 Preferred Stock, since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series 2008 Preferred Stock. In addition, if the Corporation shall pay any dividend or make any distribution on its Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions payable solely in Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding share of Series 2008 Preferred Stock, a dividend or distribution in like kind, of the Formula Number then in effect times such dividend or distribution on each of the shares of Common Stock. As used herein, the “Formula Number” shall be 2,000; provided, however, that if at any time after October 3, 2008, the Corporation shall (i) declare or pay any dividend on its Common Stock payable in Common Stock or make any distribution on its Common Stock payable in Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall he adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that if at any time after October 3, 2008, the Corporation shall issue any shares of its capital stock in a reclassification or change of the outstanding Common Stock (including any such reclassification or change in connection with a merger in which the Corporation is the surviving corporation), then in such event the Formula Number shall be appropriately adjusted to reflect such reclassification or change.

(b)The Board of Directors shall declare a dividend or distribution on the Series 2008 Preferred Stock as provided in Section 2(a) above immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution payable solely in Common Stock). The Board of Directors may fix a record date for the determination of holders of Series 2008 Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

(c)Dividends shall begin to accrue and be cumulative on outstanding shares of Series 2008 Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such Series 2008 Preferred Stock; provided, however, that dividends on such shares which are originally issued after the record date for the determination of holders of Series 2008 Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series 2008 Preferred Stock which are originally issued prior to the record date for the first Quarterly Dividend Payment, shall be calculated as if cumulative from and after the date (if any) declared by the Board of Directors for the payment of the quarterly dividend on the outstanding Common Stock, but in no event later than the 15th day of March, June, September and December, as the case may be, next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series 2008 Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

(d)So long as any shares of the Series 2008 Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the shares of Series 2008 Preferred Stock shall have been declared and paid or distributed.

(e)The holders of shares of Series 2008 Preferred Stock shall not be entitled to receive any dividends or other distributions, except as provided herein.

(f)Nothing in this Certificate of Incorporation shall require the Corporation to pay any dividend on Common Stock.

Section 3.VOTING RIGHTS. The holders of shares of Series 2008 Preferred Stock shall have the following voting rights:

(a)Each holder of a whole share of Series 2008 Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect for each share of Series 2008 Preferred Stock held of record on all matters on which holders of the Common Stock or shareholders generally are entitled to vote. Each holder of a fraction of a whole share of Series 2008 Preferred Stock shall be entitled to a number of votes equal to the numerator of the fraction of a whole share so owned (so that, for example, if the Formula Number is 2000 and a person holds 5 units of one two-thousandths of a share, that person would be entitled to cast 5 votes).

(b)Except as otherwise provided herein or by applicable law, the holders of shares of Series 2008 Preferred Stock and the holders of Common Stock and any other class or series of voting stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of shareholders of the Corporation.

(c)Except as provided herein, in Section 10 below or by applicable law, holders of shares of Series 2008 Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and any other class or series of voting stock as set forth herein) for authorizing or taking any corporate action.

Section 4.CERTAIN RESTRICTIONS.

(a)Whenever quarterly dividends or other dividends or distributions payable on the Series 2008 Preferred Stock, as provided in Section 2 above, are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of the Series 2008 Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(1) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 2008 Preferred Stock;

(2) declare or pay dividends on or make any other distributions on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 2008 Preferred Stock, except dividends paid ratably on the Series 2008 Preferred Stock and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(3) redeem or purchase or otherwise acquire for consideration any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 2008 Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire any of such parity shares in exchange for any shares of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series 2008 Preferred Stock; or

(4)purchase or otherwise acquire for consideration any Series 2008 Preferred Stock, or any shares ranking on a parity with the Series 2008 Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation, unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (a) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series 2008 Preferred Stook unless, prior thereto, the holders of shares of Series 2008 Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) 50% of the Purchase Price, as adjusted, per unit of one two-

thousandths of a share of Series 2008 Preferred Stock set forth in the Rights Agreement (so that if, for example, the Purchase Price is $5.00, the liquidation amount would be $2.50 per unit), or (2) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 2008 Preferred Stock, except distributions made ratably on the Series 2008 Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

Section 6.CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which its Common Stock is exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series 2008 Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each of the shares of Common Stock is exchanged or changed.

Section 7.NO REDEMPTION; NO SINKING FUND.

(a)The shares of Series 2008 Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series 2008 Preferred Stock; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series 2008 Preferred Stock in the open market or by offer to any holder or holders of shares of Series 2008 Preferred Stock.

(h)The Series 2008 Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

Section 8.FRACTIONAL SHARES. The Series 2008 Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one two-thousandths (1/2000th) of a share or any integral multiple of such fraction. At the election of the Corporation prior to the first issuance of a share or a fraction of a share of Series 2008 Preferred Stock, either (1) certificates may be issued to evidence any such authorized fraction of a share of Series 2008 Preferred Stock, or (2) any such authorized fraction of a share of Series 2008 Preferred Stock may be evidenced by depositary receipts pursuant to an appropriate agreement between the Corporation and a depositary selected by the Corporation provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of shares of Series 2008 Preferred Stock.

Section 9.REACQUIRED SHARES. Any shares of Series 2008 Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of the Certificate of Incorporation.

Section 10.AMENDMENT. None of the relative rights, preferences and limitations of the Series 2008 Preferred Stock as provided in Sections 1 through 9 above and in this Section 10 or elsewhere in this Certificate of Incorporation shall be amended in any manner which would alter or change the relative rights, preferences and limitations of the holders of shares of Series 2008 Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Series 2008 Preferred Stock, voting as though such series were a separate class.

FIFTH:This Amendment to the Certificate of Incorporation of the Corporation was authorized by the unanimous approval of the Board of Directors of the Corporation at a meeting duly called and held on September 15, 2008.

IN WITNESS WHEREOF, this Amendment to the Certificate of Incorporation of the Corporation has been subscribed by the undersigned this fifteenth day of September, 2008.

/s/ Douglas P. Taylor

Douglas P. Taylor, President and

Chief Executive Officer